Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Cibus, Inc. (formerly known as Calyxt, Inc.) 2017 Omnibus Incentive Plan of our report dated March 2, 2023, with respect to the financial statements of Cibus, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
June 30, 2023